CALCULATION OF EARNINGS PER SHARE
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

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                                         Thirteen weeks ended     Twenty-six weeks ended
                                         July 1,      June 25,      July 1,      June 25,
                                          2001         2000          2001         2000
                                       ------------ -----------  -----------  -----------

Basic earnings:

   Income from continuing operations   $   233,462  $  265,762   $  408,007   $  468,779

   Discontinued operations:

     Earnings from operation of
       cable business                  $         0  $        0   $        0   $    2,437

     Gain on sale of cable business    $         0  $        0   $        0   $  744,700

   Net income                          $   233,462  $  265,762   $  408,007   $1,215,916

   Weighted average number of
     common shares outstanding             264,685     264,410      264,576      269,184

   Earnings from continuing
     operations per share-basic              $0.88       $1.01        $1.54        $1.74

   Earnings from the operation of
     cable business per share-basic          $0.00       $0.00        $0.00        $0.01

   Gains on sale of cable business
     per share-basic                         $0.00       $0.00        $0.00        $2.77

   Basic earnings per share                  $0.88       $1.01        $1.54        $4.52

Diluted earnings:

   Income from continuing operations   $   233,462  $  265,762   $  408,007   $  468,779

   Discontinued operations:

     Earnings from operation of
       cable business                  $         0  $        0   $        0   $    2,437

     Gain on sale of cable business    $         0  $        0   $        0   $  744,700

   Net income                          $   233,462  $  265,762   $  408,007   $1,215,916

   Weighted average number of
     common shares outstanding             264,685     264,410      264,576      269,184

   Dilutive effect of outstanding
     stock options and stock
     incentive rights                        2,069       1,884        2,009        2,050

   Weighted average number of
     shares outstanding, as adjusted       266,754     266,294      266,585      271,234

   Earnings from continuing
     operations per share-diluted            $0.88       $1.00        $1.53        $1.73

   Earnings from the operation of
     cable business per share-diluted        $0.00       $0.00        $0.00        $0.01

   Gains on sale of cable business
     per share-diluted                       $0.00       $0.00        $0.00        $2.74

   Diluted earnings per share                $0.88       $1.00        $1.53        $4.48

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